Exhibit 99.1
NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. REPORTS RECORD FISCAL 2010 THIRD QUARTER
AND NINE MONTH FINANCIAL RESULTS
Financial and Operational Highlights
*	The Company’s education segment’s total enrollment for the winter 2009-2010 term increased 38.8% to 7,989 students, the highest enrollment recorded in the university’s history

*
The Company’s education segment’s FY 2010 third quarter total revenue increased 44.4% to $22.9 million and income before non-controlling interest and taxes increased 175.4% to $4.9 million; FY 2010 nine month total revenue increased 46.6% to $62.9 million and income before non-controlling interest and taxes increased 268.6% to $13.8 million

*	Quarterly dividend of $0.0275 per share on all shares of common stock outstanding was paid on or about March 20, 2010 to the Company’s shareholders of record as of February 20, 2010
Rapid City, South Dakota, April 12, 2010 — National American University Holdings, Inc. (the “Company”) (OTCBB: NAUH), which operates National American University (“NAU”), a for-profit postsecondary education institution founded in 1941, today reported its unaudited financial results for the three- and nine-month periods ended February 28, 2010.
National American University Holdings, Inc. operates in two business segments: the NAU education segment, which consists of the undergraduate and graduate education programs and contributes the primary portion of the Company’s sales and profits; and ownership in multiple apartments and condominium complexes from which it derives sales and rental income. In the text of this release, the Company will discuss financials of the NAU education segment unless otherwise noted.
Ronald L. Shape, Ed.D., Chief Executive Officer of National American University Holdings, Inc., commented, “We are very pleased with the increase in enrollment for the winter term and additionally the growth in revenues and net income for the third quarter. We experienced almost a 40% growth in enrollment for the term over the same term last year, which is a considerable increase over our historic annual average of 9.4% since 1998. We believe this growth is attributable to four main factors: continued investment in the expansion and development of physical locations; the expansion of current academic programs and development of new academic programs; the development of a disciplined student recruitment process; and the current economic downturn, in which many working adults have decided to utilize education to obtain, advance, or retain a job.”
Dr. Shape continued, “We are executing our strategic growth initiatives by expanding existing academic programs (such as nursing), developing new programs, and developing our hybrid learning centers and online curriculum. These efforts resulted in revenues at our education segment being up over $20.0 million year-to-date compared to the same time period last year. In addition, NAU’s total expenses relative to total revenues for the nine months of fiscal 2010 were 78.2%, compared to 91.2% for 2009, which is consistent with our efforts to improve margins by gaining greater efficiencies in our operations and to further capitalize on our existing assets, such as our physical locations across the country.”
Student Enrollment
Total student head count for the winter term of 2009-2010 increased 38.8% to 7,989 students, up from 5,755 in the 2008-2009 winter term. Students enrolled in 72,424 credit hours compared to 53,265 credit hours in the winter term of last year, which was an improvement of 35.9%. Both the total students and credit hours were the highest recorded in NAU’s history. NAU believes that the primary reason for this enrollment increase is the success of its education centers, the expansion of existing programs to new markets, and a weaker job market.

The following chart is a summary of NAU’s student enrollment at February 28, 2010 and February 28, 2009, by degree level and by instructional delivery method:

	February 28, 2010	February 28, 2009	% Growth over
	(Winter 09-10 Qtr)	(Winter 08-09 Qtr)	same quarter
	# of Students	# of Students	prior year
Graduate	323	239	35.1%
Undergraduate	7,666	5,516	39.0%

Total	7,989	5,755	38.8%

On-Campus	3,667	3,060	19.8%
Online	3,198	2,040	56.8%
Hybrid	1,124	655	71.6%

Total	7,989	5,755	38.8%
FY 2010 Third Quarter Financial Results
•
As a result of the increase in enrollment, NAU’s total revenue for the three months ended February 28, 2010 increased 44.4% to $22.9 million from $15.9 million for the three months ended February 28, 2009. This increase was attributable to enrollment growth, an average tuition increase of 4.4% effective September 2009, approved by the University’s Board of Governors in April 2009, continued geographic and programmatic expansion, and additional students served through affiliated institutions.

Dr. Shape commented, “It is also worth noting, $840,000 in revenue from enrollments for the winter academic term ending March 2nd will be recognized in the Company’s fiscal fourth quarter. This was the result of our winter academic term not coinciding with the Company’s fiscal quarter.”

•
NAU’s educational services expense for the three months ended February 28, 2010 was $4.1 million, or 18.0% of total revenue, as compared to $3.4 million, or 21.2% of total revenue, for the three months ended February 28, 2009. This percentage decrease was a result of continued economies of scale being realized through enrollment growth and efficiencies gained by students taking online courses.

•
As a result of the increased enrollment and operational efficiencies, NAU’s income before non-controlling interest and taxes for the three months ended February 28, 2010 increased 175.4% to $4.9 million, from $1.8 million for the three months ended February 28, 2009.

FY 2010 Nine Month Financial Results
•
NAU’s total revenue for the nine months ended February 28, 2010 was $62.9 million, an increase of 46.6% from $42.9 million in the prior nine month period. The increase was primarily due to higher enrollment supported by continued geographic and programmatic expansion, along with additional students served through programs with affiliate institutions.

•
NAU’s educational services expense for the nine months ended February 28, 2010 was $11.5 million, or 18.3% of total revenue, as compared to $9.4 million, or 21.8%, for the nine months ended February 28, 2009.

•
NAU’s income before non-controlling interest and taxes for the nine months ended February 28, 2010 was $13.8 million, an increase of $10.0 million, as compared to $3.7 million for the same period in 2009.

Balance Sheet Highlights
As of February 28, 2010, the Company had cash and cash equivalents and investments of $27.4 million; working capital of $16.9 million; long-term debt of $3.7 million net of current portion; and stockholders’ equity of $29.5 million.
On March 23, 2010, the Company filed a registration statement on Form S-1 with the Securities and Exchange Commission (“SEC”) for the offer and sale of up to 7,000,000 shares of its common stock. Of these shares, the Company plans to issue and sell 3,500,000 shares and the selling stockholders plan to sell the remaining 3,500,000 shares. In addition, the Company plans to grant the underwriters an option to purchase an additional 1,050,000 shares to cover over-allotments. The Company expects to use net proceeds from the newly issued shares to retire debt, to pay a special dividend to existing stockholders, for growth initiatives and for general corporate purposes.

Outlook for 2010
Dr. Shape concluded, “We plan to continue expanding and developing our academic programming, opening additional physical locations and, potentially, making acquisitions. In 2010, we plan to invest in expansion by further supporting the development of the nursing programs in Denver, Colorado, Bloomington, Minnesota, and South Dakota; expanding the nursing program in Texas and New Mexico, developing the Austin, Texas, educational site, and opening additional hybrid learning centers in Texas, Missouri, Minnesota, Colorado, and other locations consistent with our strategic growth initiatives. In fiscal year 2010, we have already opened two of the planned additional hybrid learning centers — in Minnetonka, Minnesota, and Lee’s Summit, Missouri. Another two leases have been signed in the last month for location openings this summer, and lease negotiations are in progress for several additional locations. Lastly, as is consistent in previous years, the Board of Governors for National American University approved a 4.26% average system wide tuition increase effective fall 2010 term.”
Conference Call Information
The Company will discuss these results in a conference call on Tuesday, April 13, 2010 at 11:00 AM ET.
The dial in numbers are:
(866) 832-6356 (US)
(706) 758-7383 (International)
The call will also be simultaneously broadcast over the Internet via the “Investor Relations” section of the NAU website at http://www.national.edu/InvestorRelations, or by clicking on the conference call link: http://investor.shareholder.com/media/eventdetail.cfm?eventid=79346&CompanyID=ABEA-44TXHV&e=1&mediaK ey=7557E8E8391D036DF775C3F9301178D6.
The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call. The Company will also have an accompanying slide presentation available in PDF format 30 minutes prior to the conference call at the “Investor Relations” section of the NAU website at http://www.national.edu/InvestorRelations.
About National American University Holdings, Inc.
National American University Holdings, Inc., through its wholly owned subsidiary, owns National American University. Accredited by the Higher Learning Commission and a member of the North Central Association of Colleges and Schools, National American University has been providing quality career education since 1941. National American University opened its first campus in Rapid City, South Dakota, and the university has grown to multiple locations throughout the central United States. In 1998, National American University began offering online courses. Today these online academic degree and diploma programs are delivered through its hybrid learning centers, and provide students the flexibility and convenience to take classes fully online or at times and places of their choice to fit their busy lifestyles.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s business. Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current beliefs and expectations and involve a number of assumptions. These forward-looking statements include outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to the future financial performance of the Company; the ability to continue to receive Title IV funds; the growth of the market for the Company’s services; expansion plans and opportunities; consolidation in the market for the Company’s services generally; and other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions. These forward-looking statements involve a number of known and unknown risks and uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by those forward-looking statements. Other factors that could cause the Company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in the Company’s Form S-1 on file with the Securities and Exchange Commission. The Company assumes no obligation to update the information contained in this release.

Contact Information:
National American University Holdings, Inc.
Dr. Ronald Shape
605-721-5220
rshape@national.edu
Investor Relations Counsel
The Equity Group Inc.
Adam Prior
212-836-9606
aprior@equityny.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND NINE MONTHS ENDED FEBRUARY 28, 2010 AND
FEBRUARY 28, 2009
(In thousands except per share data)

	Three Month Period Ended		Nine Month Period Ended
	February 28,		February 28,
	2010	2009	2010	2009

REVENUE:
Academic revenue	$21,685	$14,925	$59,021	$40,028
Auxiliary revenue	1,249	955	3,893	2,873
Rental income — apartments	220	204	703	682
Condominium sales	456	433	694	644

Total revenue	23,610	16,517	64,311	44,227

OPERATING EXPENSES:
Cost of educational services	4,123	3,372	11,508	9,352
Selling, general and administrative	13,928	10,646	37,491	29,779
Auxiliary expense	418	369	1,454	1,158
Cost of condominium sales	398	282	564	458

Total operating expenses	18,867	14,669	51,017	40,747

INCOME FROM OPERATIONS	4,743	1,848	13,294	3,480

OTHER INCOME (EXPENSE):
Interest income	41	84	160	213
Interest expense	(125)	(197)	(440)	(635)
Other income — net	128	(90)	176	73

Total other income (expense)	44	(203)	(104)	(349)

INCOME BEFORE INCOME TAXES	4,787	1,645	13,190	3,131

INCOME TAX EXPENSE	(1,785)	(588)	(5,241)	(1,118)

NET INCOME	3,002	1,057	7,949	2,013

NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(30)	24	(14)	(8)

NET INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. AND SUBSIDIARIES	2,972	1,081	7,935	2,005

OTHER COMPREHENSIVE INCOME — Unrealized gains (losses) on investments	(23)	19	(14)	190

COMPREHENSIVE INCOME ATTRIBUTABLE TO NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.	$2,949	$1,100	$7,921	$2,195

(continued)

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS AND THREE MONTHS ENDED FEBRUARY 28, 2010 AND
FEBRUARY 28, 2009
(In thousands except per share data)

	Three Month Period Ended		Nine Month Period Ended
	February 28,		February 28,
	2010	2009	2010	2009

Basic EPS
Class A
Distributed earnings	$17.30	$—	$34.61	$—
Undistributed earnings	$8.08	$10.81	$37.03	$20.05

Total	$25.38	$10.81	$71.64	$20.05

Common
Distributed earnings	$0.03	$—	$0.15	$—
Undistributed earnings	$0.05	$—	$0.24	$—

Total	$0.08	$—	$0.39	$—

Diluted EPS
Class A
Distributed earnings	$17.30	$—	$34.61	$—
Undistributed earnings	$7.59	$10.81	$36.03	$20.05

Total	$24.89	$10.81	$70.64	$20.05

Common
Distributed earnings	$0.02	$—	$0.12	$—
Undistributed earnings	$0.05	$—	$0.23	$—

Total	$0.07	$—	$0.35	$—

Weighted Average Shares outstanding
Basic EPS
Class A	100,000	100,000	100,000	100,000
Common	5,206,105	n/a	1,868,858	n/a

Diluted EPS
Class A	100,000	100,000	100,000	100,000
Common	6,557,798	n/a	2,354,081	n/a
On November 23, 2009, Dlorah, Inc., a privately-held company doing business as National American University, and Camden Learning Corporation, a publicly-held company, completed a business combination whereby Dlorah will continue to own and operate National American University, and Camden, now known as “National American University Holdings, Inc.,” is the publicly-traded holding company of Dlorah.
At the time of the Company’s merger, all the issued and outstanding equity interests of Dlorah, were automatically converted into the right to receive the aggregate of (i) 100,000 shares of Class A Stock, automatically convertible after two years (or earlier if elected by the stockholders) into 15,730,000 shares of the Common Stock at a ratio of 157.3 shares of Common Stock for every 1 share of Class A Stock, (ii) 2,800,000 newly issued common stock purchase warrants (the “Warrants” at a purchase price of $5.50 per share, and (iii) 250,000 shares of Restricted Common Stock that are not freely tradable until such time as the Common Stock trades at or above $8.00 per share for any sixty consecutive trading day period, provided that such shares shall be forfeited on the fifth anniversary of the date of issuance if such restriction has not been satisfied by then.
At February 28, 2010, National American University Holdings, Inc.’s outstanding and issued shares consisted of (i) 6,087,653 shares of Common Stock, which includes 825,000 restricted shares (250,000 referred to above and 575,000 with the same restriction), (ii) 100,000 shares of Class A Stock, (iii) -0- shares of Preferred Stock, (iv) 2,800,000 Warrants, and (v) 244,048 restricted shares granted to management.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 28, 2010 AND MAY 31, 2009
(In thousands except per share data)

	February 28,	May 31,
	2010	2009

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$8,364	$3,508
Investments	19,064	4,417
Student receivables — net of allowance of $290 and $115 at February 28, 2010 and May 31, 2009, respectively	2,607	1,207
Institutional receivables	1,601	173
Student notes receivable — current portion — net of allowance	0	30
Bookstore inventory	802	604
Deferred income taxes	1,140	1,090
Prepaid and other current assets	730	410

Total current assets	34,308	11,439

PROPERTY AND EQUIPMENT
Land	718	718
Land improvements	374	374
Buildings and building improvements	16,524	16,147
Furniture, vehicles, and equipment	16,770	14,564

Total gross property and equipment	34,386	31,803

Less accumulated depreciation	(20,909)	(19,651)

Total net property and equipment	13,477	12,152

OTHER ASSETS:
Condominium inventories	3,238	3,802
Student notes receivable — net of current portion and allowance	144	105
Land held for future development	312	312
Course development — net of accumulated amortization of $1,071 and $804 at February 28, 2010 and May 31, 2009, respectively	745	767
Restricted Investment	120	0
Other	290	288

	4,849	5,274

TOTAL	$52,634	$28,865

(continued)

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
AND SUBSIDIARES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF FEBRUARY 28, 2010 AND MAY 31, 2009
(In thousands exept per share data)

	February 28,	May 31,
	2010	2009

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Long-term debt — current portion	$1,524	$2,147
Lines of credit — real estate	2,795	3,305
Accounts payable	3,685	3,564
Dividends payable	1,926	0
Student accounts payable	516	314
Deferred income	1,207	367
Income tax payable	6	551
Accrued and other liabilities	5,787	4,900

Total current liabilities	17,446	15,148

LONG-TERM DEBT — Net of current portion	3,685	6,507

DEFERRED INCOME TAXES	1,081	1,503

OTHER LONG-TERM LIABILITIES	917	815

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Class A Common (100,000 authorized, issued and outstanding; $0.0001 par)	0	0
Common stock (50,000,000 authorized, 6,087,653 issued and 5,018,605 outstanding as of Feb. 28, 2010, 0 issued and outstanding as of May 31, 2009; $0.0001 par value per share)	1	0
Additional paid-in capital	18,302	385
Retained earnings	11,392	7,251
Accumulated other comprehensive income	95	109

	29,790	7,745
Less treasury stock at cost	0	(1,869)

Total National American University Holdings, Inc. stockholders’ equity	29,790	5,876
Non-controlling interest	(285)	(984)

Total equity	29,505	4,892

TOTAL	$52,634	$28,865

(concluded)